UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2013, Morgans Hotel Group Co. (the “Company”) held its reconvened 2013 annual meeting of stockholders (the “2013 Annual Meeting”). At the 2013 Annual Meeting, the four matters set forth below were submitted to vote of the Company’s stockholders. On June 17, 2013, IVS Associates, Inc., the independent Inspector of Elections for the 2013 Annual Meeting, delivered to the Company its final certified voting results for each such matter.

1. Election of Directors—The Company’s stockholders elected the following seven nominees as directors for one-year terms expiring at the Company’s 2014 Annual Meeting of Stockholders: John D. Dougherty, Jason T. Kalisman, Mahmood Khimji, Jonathan Langer, Andrea L. Olshan, Michael E. Olshan and Parag Vora. The number of votes cast for and withheld for each nominee were as follows:

Board of Directors Nominees:

Nominee	For	Withheld
Ronald W. Burkle	9,759,297	293,587
Robert Friedman	3,774,547	3,828,003
Jeffrey M. Gault	4,151,596	3,449,954
Michael J. Gross	9,977,331	75,553
Thomas L. Harrison	9,376,568	677,316
Michael D. Malone	8,782,588	651,496

OTK Nominees:

Nominee	For	Withheld
John J. Dougherty	17,473,908	1,230,000
Jason T. Kalisman	21,142,714	12,528
Mahmood Khimji	21,142,714	12,528
Jonathan Langer	20,883,807	891,235
Andrea L. Olshan	15,865,958	2,837,950
Michael E. Olshan	16,424,171	2,279,737
Parag Vora	15,721,938	2,981,970

2.	Ratification of Appointment of Independent Registered Public Accounting Firm—The Company’s stockholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
28,568,404	178,288	11,100

3.	Advisory Vote on Executive Compensation—The stockholders did not approve, by an advisory vote, the compensation paid to the Company’s named executive officers. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
7,323,227	19,722,986	1,711,579

4.	Stockholder Proposal to Repeal Any Provisions of the Company’s By-laws Not in Effect as of March 15, 2013—The stockholders approved the stockholder proposal presented by OTK to repeal any provision of the Company’s By-laws in effect as of the 2013 Annual Meeting that was not effective as of March 15, 2013. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
23,729,011	2,706,479	2,322,302

Since there were no amendments to the Company’s By-Laws between March 15, 2013 and the 2013 Annual Meeting of Stockholders, this proposal has no effect on the Company’s By-Laws.

Item 8.01	Other Events.

The Indenture governing the Company’s 2.375% Senior Subordinated Convertible Notes due 2014 (the “Notes”) provides that upon the occurrence of a Change of Control (as defined in the Indenture) in certain circumstances, the holders of the Notes have the right to require the Company to purchase their Notes at a price and during the period specified in the Indenture. Prior to the 2013 Annual Meeting, a majority of the Continuing Directors (as defined in the Indenture) adopted a resolution approving the nomination of OTK’s nominees for election to the Board at the 2013 Annual Meeting solely for the purpose of assuring that OTK’s nominees constitute Continuing Directors under the Indenture. Such action ensured that the election of OTK’s nominees at the 2013 Annual Meeting did not constitute a Change of Control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: June 18, 2013	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer and Secretary